UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 29, 2004

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

Labor Ready, Inc. executed an Assumption and Novation Agreement (“novation”) with Lumbermens Mutual Casualty Company (Kemper) and National Union Fire Insurance Company of Pittsburgh, PA (AIG), effective as of December 29, 2004 (the “Effective Date”).

Kemper was Labor Ready’s workers’ compensation insurer for the period January 1, 2001 through July 30, 2003 (the “Kemper policy years”).  Under the terms of the novation, Kemper is relieved of all further obligation in connection with worker’s compensation claims incurred by Labor Ready during the Kemper policy years.  As of the Effective Date, AIG is substituted as Labor Ready’s workers’ compensation insurer for purposes of providing required assurances to various states of workers’ compensation insurance coverage for the Kemper policy years.  AIG has been Labor Ready’s workers’ compensation insurer for all claims occurring since July 1, 2003.

Concurrently with the execution of the novation, Kemper has released to Labor Ready the $65.2 million of collateral heretofore held by Kemper to secure Labor Ready’s obligations for the deductible portions of its workers’ compensation liability under the Kemper policies. Concurrently with the execution of the novation, Labor Ready posted $48.5 million of collateral with AIG, resulting in a net reduction of $16.7 million of collateral required from Labor Ready.

Item 7.01.                                          Regulation FD Disclosure.

Labor Ready expects that it will recognize $4.2 million in expense relating to the novation described in Item 1.01 in the quarter ending December 31, 2004.  These expenses consist of a $1.6 million cash transaction expense and a $2.6 million non-cash expense for liabilities assumed by Labor Ready, net of present value discounts.  Labor Ready included anticipated expenses relating to the novation consistent with the foregoing amounts in preparing its guidance issued on October 21, 2004, with respect to earnings for the fourth quarter.  Labor Ready expects to announce its earnings for the quarter and year ending December 31, 2004 on February 2, 2005 after the close of the market.

Note: the information furnished under this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Forward-Looking Statements

The information reported above specifically including the reference to prior guidance incorporates forward-looking statements, such as statements about the expenses Labor Ready will recognize in connection with the novation. The actual amount of such expenses may vary as a result of a number of factors, including possible further adjustments that might occur in connection with the year-end audit relating to expenses and reserves required in connection with our insurance obligations, including workers’ compensation insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: January 5, 2005	By:	/s/ Steven C. Cooper
Steven C. Cooper
Chief Financial Officer